Exhibit 99.15

FOR IMMEDIATE RELEASE

Johnson & Johnson Reports Full Year and Fourth Quarter 2005
Results 2005 Full Year EPS Rose 21.8% on Sales Increase of 6.7%
2005 Fourth Quarter EPS Rose 78.0% on Sales Decline of 1.1%

New Brunswick, NJ (January 24, 2006) - Johnson & Johnson today announced sales for the fourth quarter of $12.6 billion, a decline of 1.1% as compared to the fourth quarter of 2004. Operational growth was .7% with a negative currency impact of 1.8%. Domestic sales were down 4.2%, while international sales increased 3.1%, reflecting operational growth of 7.5% and a negative currency impact of 4.4%. The fourth quarter fiscal period of 2005 included 13 weeks of sales versus 14 weeks of sales in 2004. Worldwide sales for the year 2005 were $50.5 billion, an increase of 6.7% over 2004, increasing operationally by 6.0% with currency contributing .7%.

Net earnings and diluted earnings per share for the fourth quarter of 2005 were $2.2 billion and $.73. Net earnings for the fourth quarter of 2004 included a special charge of $789 million related to taxes associated with funds repatriated under the American Jobs Creation Act. Excluding special charges, 2005 fourth quarter net earnings were $2.2 billion and earnings per share were $.73, representing increases of 9.1% and 9.0%, respectively, as compared with the same period in 2004.*

Net earnings and diluted earnings per share for the year, as reported, were $10.4 billion and $3.46, increases of 22.4% and 21.8%, respectively, as compared with 2004. Full year 2005 included a gain of $225 million for a tax adjustment associated with a technical correction made to the American Jobs Creation Act and after-tax in-process research and development charges of $359 million. Full year 2004 results included a tax charge of $789 million related to the American Jobs Creation Act and after-tax in-process research and development charges of $12 million. Excluding these items, net earnings for the year were $10.5 billion and earnings per share were $3.50, representing increases of 13.3% and 12.9% as compared with the same period in 2004.*

"The year 2005 was a solid one for Johnson & Johnson, despite significant challenges," said William C. Weldon, Chairman and Chief Executive Officer. "We delivered excellent full year earnings results, while continuing to make the major investments that will fuel future growth."

Worldwide, the Medical Devices and Diagnostics segment achieved annual sales of $19.1 billion in 2005, representing an increase over the prior year of 13.1% with operational growth of 12.5% and a positive impact from currency of .6%. Domestic sales increased 10.6%, while international sales increased 15.7% (14.5% from operations and 1.2% from currency).

Cordis' circulatory disease management products were a key contributor to the segment results with the primary driver being the CYPHER(r) Sirolimus-eluting Coronary Stent, which reduces restenosis (reblockage) of a treated coronary artery. CYPHER(r) is the worldwide leader in drug-eluting stents having now been used to treat more than 1.7 million patients with coronary artery disease.

Also contributing to the strong performance of the segment were the results from DePuy's orthopaedic joint reconstruction and spinal products, LifeScan's blood glucose monitoring products, Vistakon's disposable contact lenses and Ortho-Clinical
Diagnostics' professional diagnostic products.

During the quarter, the Company announced that it had entered into a definitive agreement to acquire Animas Corporation, a leading manufacturer of insulin infusion pumps and related products. In January 2006, the Company also announced the acquisition of Hand Innovations LLC, a privately held manufacturer of implants used for the repair of wrist fractures.

Worldwide Pharmaceutical sales of $22.3 billion for the full year 2005 represented an increase of .9% versus the prior year with operational growth of .4% and a positive impact from currency of ..5%. Domestic sales decreased 3.2%, while international sales increased 9.4% (7.8% from operations and 1.6% from currency).

Sales results for DURAGESIC(r) (fentanyl transdermal system), a transdermal patch for chronic pain; ULTRACET(r) (acetaminophen/tramadol hydrochloride), an analgesic; SPORANOX(r) (itraconazole), an antifungal; and hormonal contraceptives were all negatively impacted by generic competition in the U.S. market. Offsetting the impact of generic competition was the strong performance of RISPERDAL(r) (risperidone), an antipsychotic medication; REMICADE(r) (infliximab), a biologic approved for the treatment of a number of Immune Mediated Inflammatory Diseases; TOPAMAX(r) (topiramate), an antiepileptic and a treatment for the prevention of migraine headaches; LEVAQUIN(r) (levofloxacin), an anti-infective; and CONCERTA(r) (methylphenidate HCl), a treatment for attention deficit hyperactivity disorder.

During the quarter, the Company submitted new drug applications to the U.S. Food and Drug Administration (FDA) for Paliperidone Extended-Release Tablets, a once daily, oral medication for the treatment of schizophrenia, and TMC114, a protease inhibitor being studied as a potential treatment for people infected with HIV-1. The Company also announced that it had entered into an agreement with Bayer HealthCare to jointly develop and market BAY 59-7939 (Factor Xa inhibitor) for the prevention and treatment of thrombosis. In addition, the Company announced that it had entered into an agreement with Biovail Corporation for the marketing and distribution of two novel formulations of tramadol hydrochloride.

Worldwide Consumer segment annual sales in 2005 were $9.1 billion, an increase of 9.2% over the prior year with operational growth of 7.8% and a positive impact from currency of 1.4%.
Domestic sales increased 4.3%, while international sales increased 14.2% (11.3% from operations and 2.9% from currency).

Strong growth in Consumer sales was achieved by McNeil
Nutritional's SPLENDA(r) (sucralose) sweetener and the skin care lines of NEUTROGENA(r), AVEENO(r) and RoC(r).

During the quarter, the Company announced that it had completed the acquisition of the REMBRANDT(r) Brand of oral care products from The Gillette Company.

Johnson & Johnson is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and medical devices and diagnostics markets. The more than 200 Johnson & Johnson operating companies employ approximately 115,600 men and women in 57 countries and sell products throughout the world.

* Net earnings and diluted earnings per share excluding in-process research and development charges and special charges related to taxes associated with funds repatriated under, and tax adjustments associated with technical corrections made to, the American Jobs Creation Act are non-GAAP financial measures and should not be considered replacements for GAAP results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the accompanying tables to this release.

NOTE TO INVESTORS
Johnson & Johnson will conduct a meeting with financial analysts to discuss this news release today at 8:30 a.m., Eastern Standard Time. A simultaneous webcast of the meeting for interested investors and others may be accessed by clicking on the webcast icon from the jnj.com Homepage or by clicking on Calendar of Events in the Investor Relations section of the Web site. A replay will be available approximately two hours after the live webcast by clicking on "Webcasts/Presentations" in the Investor Relations section.

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005. Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov or on request from the Company. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.)